UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2001

California Pizza Kitchen, Inc.
(Exact name of registrant as specified in its charter)

California	000-31149	95-4040623
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6053 West Century Boulevard, 11th Floor
Los Angeles, California    90045-6442
(Address of principal executive offices including zip code)

(310) 342-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

This Report consists of 3 pages.

Item 5. Other Events.

Effective December 31, 2001, Brian P. Friedman resigned from the Board of Directors of California Pizza Kitchen, Inc. (the "Company"), citing personal reasons and other time commitments. On January 4, 2002, the Company's Board of Directors elected Rick Caruso to fill the vacancy. Mr. Caruso will act as the Company's third independent director and has also been elected to serve on the Company's Audit Committee. Mr. Caruso is Chief Executive Officer of Caruso Affiliated Holdings, a nationwide diversified real estate company he founded in 1980.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2002	California Pizza Kitchen, Inc. a California corporation By: /s/ Frederick R. Hipp President and Chief Executive Officer